INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement Nos. 333-36519 and 333-36519-01 of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation on Form S-4 of our report dated August 29, 1997 (December 19, 1997 as to the second paragraph in Note 1) (relating to the financial statements of the Central Ohio Cluster), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
April 2, 1999